   As filed with the Securities and Exchange Commission on March 29, 2002.

                                                    Registration No. 333-82988

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                               -------------------
                             Washington, D.C. 20549

                      PREEFFECTIVE AMENDMENT NO. 1 TO THE
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            BAXTER INTERNATIONAL INC.
                             --------------------
             (Exact name of registrant as specified in its charter)

                Delaware                            36-0781620
    -------------------------------     ------------------------------------
    (State or other jurisdiction of     (I.R.S. Employer Identification No.)
     incorporation or organization)

                               One Baxter Parkway
                            Deerfield, Illinois 60015
                                 (847) 948-2000
      ---------------------------------------------------------------------
    (Address, including zip code of registrant's principal executive offices)

      ---------------------------------------------------------------------

                             J. Patrick Fitzsimmons
                                Corporate Counsel
                            Baxter International Inc.
                               One Baxter Parkway
                            Deerfield, Illinois 60015
                                 (847) 948-2000
      ---------------------------------------------------------------------
                      (Name, address, and telephone number,
                   including area code, of agent for service)


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
         From time to time after the effective date of this Registration Statement as determined in light of market conditions and other factors.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

         If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         The prospectus included in this Registration Statement is a combined prospectus relating also to all the Debt Securities registered pursuant to the Registration Statement (No. 333-19025) filed January 30, 1997 as to which, pursuant to Rule 429 under the Securities Act of 1933, a separate post-effective amendment will not be filed. A filing fee has previously been paid as to these debt securities.

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE
================================================================================
TITLE OF EACH         PROPOSED      PROPOSED MAXIMUM     PROPOSED     AMOUNT OF
CLASS OF            AMOUNT TO BE    MAXIMUM OFFERING    AGGREGATE      REGIST-
SECURITIES TO BE     REGISTERED         PRICE(1)         OFFERING      RATION
REGISTERED                                               PRICE(1)        FEE
--------------------------------------------------------------------------------

Debt Securities    $1,000,000,000         100%        $1,000,000,000   $92,000
--------------------------------------------------------------------------------
================================================================================

(1) Estimated solely for purposes of calculating the registration fee. The debt securities are assumed issues at 100% of the principal amount, which represents an aggregate issue price of $1,000,000,000.

--------------------------------------------------------------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.


Prospectus

                                  [Baxter logo]
                             UP TO $1,000,000,000 OF
                                 DEBT SECURITIES

         Baxter International Inc. ("we", "us", "our" or the "Company") intends to offer from time to time up to $1,000,000,000 aggregate principal amount (or the equivalent in foreign denominated currency or currency units) of our senior, unsecured debt securities on terms to be determined when an agreement to sell is made. The specific designation, aggregate principal amount, rate or method of calculation of any interest, the time of payment of any interest, maturity, authorized denominations, any initial public offering price, any redemption terms or prepayment rights, repurchase rights, other specific terms, currency of payment, and any listing on a securities exchange for each issue of debt securities in respect of which this prospectus is being delivered, will be set forth in the applicable prospectus supplement, together with the terms of the offering of the debt securities, the net proceeds to us from their sale, and the ratio of earnings to fixed charges for appropriate periods, if applicable.

         The debt securities may be sold directly, through agents, or through underwriters or dealers. If any of our agents or any underwriters are involved in the sale of the debt securities in respect of which this prospectus is being delivered, the names of the agents or underwriters and any applicable commissions and discounts will be set forth in the applicable prospectus supplement.

         Neither the Securities and Exchange Commission ("SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------

                  The date of this Prospectus is April 2, 2002

--------------------------------------------------------------------------------

                               NOTICE TO INVESTORS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED, OR INCORPORATED BY REFERENCE, IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

         This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process or continuous offering process. Under this shelf registration process, we may issue and sell, from time to time, the debt securities described in this prospectus in one or more offerings.

     This prospectus provides you with a general description of the debt securities which may be offered by us. Each time we sell debt securities, we are required to provide you with a prospectus and a prospectus supplement containing specific information about us and the terms of the offering. That prospectus supplement may include additional risk factors or other special considerations applicable to those debt securities. Any prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with additional information described under "Where You Can Find More Information."

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                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's Web site at http://www.sec.gov. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     We incorporate by reference in this prospectus the following document filed by us with the SEC:

     . our Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

            Any statement made in a document incorporated by reference or deemed incorporated herein by reference is deemed to be modified or superseded for purposes of this prospectus if a statement contained in this prospectus or in any other subsequently filed document which also is incorporated or deemed incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We also incorporate by reference all documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus until we or the underwriters sell all of the debt securities.

         Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

         You may request a copy of these filings at no cost, by writing or calling us at the following address: Corporate Secretary, Baxter International Inc., One Baxter Parkway, Deerfield, Illinois 60015 (847) 948-2000.

--------------------------------------------------------------------------------

                    NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Statements throughout this prospectus that are not historical facts, (including material incorporated herein by reference) are forward-looking statements. These statements are based on our current expectations and involve numerous risks and uncertainties. Some of these risks and uncertainties are factors that affect all international businesses, while some are specific to us and the health care areas in which we operate.

         The factors below in some cases have affected and could affect our actual results, causing results to differ, and possibly differ materially, from those expressed in any such forward looking statements. These factors include technological advances in the medical field, economic conditions, demand and market acceptance risks for new and existing products, technologies and health care services, the impact of competitive products and pricing, manufacturing capacity, new plant start-ups, global regulatory, trade and tax policies, ongoing product testing, regulatory, legal or other developments relating to our series A, AF and AX dialyzers, continued price competition, product development risks, including technological difficulties, ability to enforce patents and unforeseen commercialization and regulatory factors. Additionally, as discussed in Item 3.--"Legal Proceedings," in our Form 10-K for the year ended
December 31, 2001 which is incorporated herein by reference, upon the resolution of certain legal matters, we may incur charges in excess of presently established reserves. Any such charge could have a material adverse effect on our results of operations or cash flows in the period in which it is recorded.

         International operations are subject to certain additional risks inherent in conducting business outside the United States, such as changes in currency exchange rates, price and currency exchange controls, import restrictions, nationalization, expropriation and other governmental action.

         Currency fluctuations are also a significant variable for global companies, especially fluctuations in local currencies where hedging opportunities are unreasonably expensive or unavailable. If the United States dollar strengthens significantly against most foreign currencies, our ability to realize projected growth rates in our sales and net earnings outside the United States could be negatively impacted.

         We believe that our expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of our knowledge of our business and operations, but there can be no assurance that our actual results or performance will conform to any future results or performance expressed or implied by such forward-looking statements.

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                                ABOUT THE COMPANY

                 Baxter International Inc. and our Subsidiaries

         We were incorporated under Delaware law in 1931. We engage in the worldwide development, manufacture and distribution of a diversified line of products, systems and services used primarily in the health care field. Throughout the rest of this Business Description, "we" (or "us", or "our") refers to Baxter International Inc., our parent company, together with its subsidiary companies, taken as a consolidated enterprise. We manufacture products in 27 countries and sell them in over 100 countries. Health care is concerned with the preservation of health and with the diagnosis, cure, mitigation and treatment of disease and body defects and deficiencies. Our products are used by hospitals, clinical and medical research laboratories, blood and blood dialysis centers, rehabilitation centers, nursing homes, doctors' offices and by patients, at home, under physician supervision.

         We operate as a global leader in critical therapies for life-threatening conditions. We develop, manufacture and market products and technologies related to the blood circulatory system. Our businesses are comprised of three segments: Medication Delivery, which develops technologies and systems to improve intravenous medication delivery and distributes medical products; BioScience, which develops biopharmaceutical and blood collection and separation products and technologies; and Renal, which develops products and provides services to treat end-stage kidney disease. Our three businesses enjoy leading positions in the medical products and services fields.

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                                 USE OF PROCEEDS

         Except as otherwise set forth in any Prospectus Supplement relating to the Offered Securities, we will use the net proceeds from the sale of the Securities for working capital, to repay our existing debt, for our capital expenditures and for general corporate purposes.

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                         DESCRIPTION OF DEBT SECURITIES

         The debt securities will be our unsecured and unsubordinated obligations issued in one or more series and will rank equally with each other and with all of our other unsecured and unsubordinated indebtedness. The debt securities will be issued under an indenture to be entered into between us and Bank One Trust Company, N.A., as trustee. The terms of any series of debt securities will be those specified in the indenture, as amended or supplemented from time to time, and in the certificates evidencing that series of debt securities.

          The following summary of selected provisions of the indenture and the debt securities is not complete, and the summary of selected terms of a particular series of debt securities included in the applicable prospectus supplement also will not be complete. You should review the indenture and the form of certificate evidencing the applicable debt securities, each of which have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the indenture or the form of certificate for the debt securities, see "Where You Can Find More Information" in this prospectus. The following summary and the summary in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the indenture and the certificates evidencing the debt securities. The provisions of the indenture and the debt certificates, including defined terms, are incorporated by reference in this prospectus. Terms used in this section have the meanings assigned to those terms in the indenture. When we refer to "we", "us" or "our" in this section or when we otherwise refer to ourselves in this section, we mean Baxter

International Inc., excluding, unless otherwise expressly stated or the context otherwise requires, our subsidiaries.

         The following description of debt securities describes general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When we offer to sell a series of debt securities, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

         The debt securities may be issued from time to time in one or more series. We can issue an unlimited amount of debt securities under the indenture. The indenture provides that we may issue debt securities of any series in an amount up to the aggregate principal amount which is authorized from time to time by us. Please read the applicable prospectus supplement relating to the series of debt securities being offered for specific terms including, where applicable:

         o         the title of the series of debt securities;

         o any limit on the aggregate principal amount of debt securities of the series;

         o the price or prices at which we will issue debt securities of the series;

         o the date or dates on which we will pay the principal of and premium, if any, on debt securities of the series, or the method or methods, if any, that will used to determine those dates;

         o the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, that will be used to determine those rates;

         o the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

         o the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, that will be used to determine those dates;

         o the dates on which the interest, if any, on the debt securities of the series will commence accruing and will be payable and the record dates for the payment of interest;

         o the place or places where amounts due on the debt securities of the series will be payable and where the debt securities of the series may be surrendered for registration of transfer and exchange;

         o the terms and conditions, if any, upon which we may, at our option, redeem debt securities of the series;

         o the terms and conditions, if any, upon which we will repurchase debt securities of the series at the option of the holders of debt securities of the series;

         o         the terms of any sinking fund or analogous provision;

         o if other than United States dollars, the currency to be used to purchase the debt securities of the series and the currency to be used for payments on debt securities of the series, and the ability or the ability of the holders of debt securities of the series, if any, to have payments made in any other currency;

         o any addition to, or modification or deletion of, any covenant or event of default with respect to debt securities of the series;

         o whether the debt securities of the series are to be issuable in registered or bearer form or both and, if in bearer form, whether we will issue any debt securities of the series in temporary or permanent global form and, if so, the identity of the depositary for the global debt security;

         o whether and under what circumstances we will pay any additional amounts in respect of certain taxes, assessments or other governmental charges imposed on holders of the series of debt securities who are United States Aliens ("additional amounts") and, if so, whether we will have the option to redeem the series of debt securities rather than pay any additional amounts;

         o the person to whom any interest on any registered securities of the series of debt securities will be payable, if different than the person in whose name a registered security is registered at the close of business on the regular record date for that payment;

         o the manner in which, or the person to whom, any interest on any bearer security of the series of debt securities will be payable, if different than upon presentation and surrender of the coupons relating to the bearer security;

         o the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid, if other than in the manner provided in the indenture;

         o the portion of the principal amount of the series of debt securities which will be payable upon acceleration if other than the full principal amount;

         o the authorized denominations in which the series of debt securities will be issued, if other than denominations of $1,000 and any integral multiple of $1,000, in the case of registered securities, or $5,000, in the case of bearer securities;

         o if the amount of payments on the series of debt securities may be determined with reference to an index, formula or other method or methods ("indexed securities") and the manner used to determine those amounts; and

         o         any other terms of debt securities of the series.

         As used in this prospectus and any prospectus supplement relating to the offering of debt securities, references to the principal of and premium, if any, and interest, if any, on the series of debt securities include the payment of additional amounts, if any, required by the series of debt securities in that context.

         Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Material federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

         If the purchase price of any debt securities is payable in a foreign currency or currency unit or if the principal of, or premium, if any, or interest, if any, on any of the debt securities is payable in a foreign currency or currency unit, the specific terms of those debt securities and the applicable foreign currency or currency unit will be specified in the prospectus supplement relating to those debt securities.

         The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. If expressly provided in the applicable prospectus supplement, we may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series or establish additional or different terms of that series.

Registration, transfer, payment and paying agent

         Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indenture, however, provides that we may also issue debt securities in bearer form only, or in both registered and bearer form. Bearer securities may not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person, as defined below, other than offices located outside the United States of specified United States financial institutions. "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust. "United States" means the United States of America, including the states thereof and the District of Columbia, its territories, its possessions and other areas subject to its jurisdiction. Purchasers of bearer securities will be subject to certification procedures and may be affected by limitations under United States tax laws. The applicable procedures and limitations will be described in the prospectus supplement relating to the offering of the bearer securities.

         Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for conversion into or exchange for other types of securities, at an office or agency maintained by the trustee in the Borough of Manhattan, The City of New York. However, we, at our option, may make payments of interest on any registered security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States. No service charge will be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any conversion or exchange of debt securities for other types of securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with that transaction.

         Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on bearer securities will be made, subject to any applicable laws and regulations, at an office or agency outside the United States. Unless otherwise indicated in the applicable prospectus supplement, payment of interest due on bearer securities on any interest payment date will be made only against surrender of the coupon relating to that interest payment date. Unless otherwise indicated in the applicable prospectus supplement, no payment of principal, premium, if any, or interest, if any, with respect to any bearer security will be made at any office or agency in the United States or by check mailed to any address in the United States or by wire transfer to an account maintained with a bank located in the United States. However, if any bearer securities are payable in United States dollars, payments on those bearer securities may be made at the corporate trust office of the trustee or at any office or agency designated by us in the Borough of Manhattan, The City of New York, if, but only if, payment of the full amount due on the bearer securities for principal, premium, if any, or interest, if any, at all offices outside of the United States maintained for that purpose by us is illegal or effectively precluded by exchange controls or similar restrictions.

         Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

         o issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series having the same terms to be redeemed and ending at the close of business on the day of that selection;

         o register the transfer of or exchange any registered security, or portion of any registered security, selected for redemption, except the unredeemed portion of any registered security being redeemed in part;

         o exchange any bearer security selected for redemption, except to exchange a bearer security for a registered security of that series having the same terms that is simultaneously surrendered for redemption; or

         o issue, register the transfer of or exchange a debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Book-entry debt securities

         The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the series. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

         We anticipate that global debt securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), New York, New York, and that global debt securities will be registered in the name of DTC's nominee, Cede & Co. We also anticipate that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements will be described in the applicable prospectus supplement.

         DTC has advised us that it is:

         o a limited-purpose trust company organized under the New York Banking Law;

         o a "banking organization" within the meaning of the New York Banking Law;

         o         a member of the Federal Reserve System;

         o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

         o         a "clearing agency" registered pursuant to the provisions of
              Section 17A of the Securities Exchange Act.

         DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, sometimes referred to in this prospectus as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the SEC.

         Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of the actual purchaser or beneficial owner of a debt security is, in turn, recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except under the limited circumstances described below.

         To facilitate subsequent transfers, all debt securities deposited by direct participants with DTC will be registered in the name of DTC's nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC's records reflect only the identity of the direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. The direct and indirect participants are responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

         Redemption notices will be sent to DTC or its nominee. If less than all of the debt securities of a series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the debt securities to be redeemed.

         In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote the global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy.

         Principal and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of participants and not of DTC or us, subject to any legal requirements in effect from time to time. Payment of principal, premium, if any, and interest, if any, to Cede & Co. is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

         Except under the limited circumstances described in this prospectus, beneficial owners of interests in a global debt security will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debt securities and the indenture.

         The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities.

         DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time by giving reasonable notice to use or the trustee. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. As noted above, beneficial owners of debt securities generally will not receive certificates representing their ownership interests in the debt securities. However, if

         o DTC notifies us that it is unwilling or unable to continue as a depositary for the global debt securities of any series or if DTC ceases to be a clearing agency registered under the Securities Exchange Act and a successor depositary for the debt securities of the series is not appointed within 90 days of the notification or of our becoming aware of DTC's ceasing to be so registered, as the case may be,

         o we determine, in our sole discretion, not to have the debt securities of any series represented by one or more global debt securities, or

         o an event of default under the indenture has occurred and is continuing with respect to the debt securities of any series,

we will prepare and deliver to the trustee certificates for the debt securities of that series, which will deliver the certificates in exchange for beneficial interests in the global debt securities. Any beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names that DTC will direct. It is expected that these directions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt securities.

         We obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC's book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Outstanding debt securities

         In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the indenture:

         o the principal amount of an original issue discount security that will be deemed to be outstanding for these purposes will be that portion of the principal amount of the original issue discount security that could be declared to be due and payable upon a declaration of acceleration of the original issue discount security as of the date of the determination;

         o the principal amount of any indexed security that will be deemed to be outstanding for these purposes will be the principal face amount of the indexed security determined on the date of its original issuance;

         o the principal amount of a debt security denominated in a foreign currency that will be deemed to be outstanding for these purposes will be the United States dollar equivalent, determined on the date of original issue of the debt security, of the principal amount of the debt security; and

        o a debt security owned by us or any obligor on the debt security or any affiliate of ours or the other obligor will not be deemed to be outstanding.

Redemption and repurchase

         The debt securities of any series may be redeemable at our option or may be subject to mandatory redemption by us as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase by us at the option of the holders. The applicable prospectus supplement will describe the terms, the times and the prices regarding any optional or mandatory redemption or option to repurchase any series of debt securities.

Restrictive Covenants

         Restrictions on the creation of secured debt. The indenture provides that we will not, and will not cause or permit a restricted subsidiary to, create, incur, assume or guarantee any indebtedness borrowed by us or our restricted subsidiaries that is secured by a security interest in any of our principal facilities or shares of stock owned directly or indirectly by us or a restricted subsidiary or by indebtedness borrowed by one of our restricted subsidiaries from us or another of our restricted subsidiaries ("secured debt") unless the debt securities will be secured equally and ratably with or prior to the secured debt, with exceptions as listed in the indenture. These restrictions do not apply to indebtedness secured by:

         o security interests on any property, which is a parcel of real property at a manufacturing plant, a warehouse or an office building and which is acquired, constructed, developed or improved by us or a restricted subsidiary, which secures or provides for the payment of all or any part of the acquisition cost of the property or the cost of the construction, development or improvement of the property and which is created prior to, at the same time or within 120 days after the completion of the acquisition of the property or the later to occur of the completion, development or improvement or the commencement or operation, use or commercial production of the property;

         o security interests on property at the time of its acquisition by us or a restricted subsidiary which secure obligations assumed by us or a restricted subsidiary;

         o security interests arising from conditional sales agreements or title retention agreements with respect to property acquired by us or any of our restricted subsidiaries;

         o security interests existing on the property or on the outstanding shares or indebtedness of a corporation or firm at the time the corporation or firm becomes a restricted subsidiary or is merged or consolidated with us or a restricted subsidiary or or sells, leases or otherwise disposes of substantially all of its property to us or one of our restricted subsidiaries;

         o security interests securing indebtedness of a restricted subsidiary owed to us or to another restricted subsidiary;

         o mechanics' and other statutory liens in respect of obligations not due or being contested;

         o security interests for taxes, assessments or governmental changes or levies not yet delinquent or security interests for taxes, assessments or governmental changes or levies already delinquent but which are being contested;

         o security interests arising in connection with legal proceedings, including judgment liens, so long as the proceedings are being contested and, in the case of judgment liens, the execution has been stayed;

         o         landlords' liens on fixtures;

         o security interests arising in connection with contracts and subcontracts with or made at the request of the United States, any state, or any department, agency or instrumentality of the Unites States or any state;

         o security interests that secure an obligation issued by the United States of America or any state, territory or possession of the United States or any of their political subdivisions or the District of Columbia, in connection with the financing of the cost of construction or acquisition of a principal facility or a part of a principal facility;

         o security interests by reason of deposits to qualify us or a restricted subsidiary to conduct business, to maintain self-insurance, or to comply with law;

         o the extension of any security interest existing on the date of the indenture on a principal facility to additions, extensions or improvements to the principal facility and not as a result of borrowing money or the securing of indebtedness incurred after the date of the indenture; and

         o any extension, renewal or refunding, or successive extensions, renewals or refundings, in whole or in part of by secured debt secured by any security interest listed to above, provided that the principal amount of the secured debt does not exceed the principal amount outstanding immediately prior to the extension, renewal or refunding and that the security interest securing the secured debt is limited to the property which, immediately prior to the extension, renewal or reducing, secured the secured debt and additions to the property.

For purposes of the indenture, our "principal facilities" are our manufacturing plants, warehouses, office buildings or parcels of real property owned by us or any of our restricted subsidiaries, provided each plant, warehouse, office building or parcel of real property has a gross book value, without deduction for any depreciation reserves, in excess of 2% of consolidated net tangible assets other than any facility which is determined by our board of directors to not be of material importance. For purposes of the indenture, our consolidated net tangible assets are the total amount of assets which would be included on our consolidated balance sheet under generally accepted accounting principles after deducting all short-term liabilities and liability items, except for indebtedness payable more than one year from the date of incurrence and all goodwill, trade names, trademarks, patents, unamortized debt discount, unamortized expense incurred in the issuance of debt and other like intangibles except for prepaid royalties.

         In addition to the foregoing, we and our restricted subsidiaries may create, incur, assume or guarantee secured debt, without equally and ratably securing the debt securities, if and only to the extent that, the sum of

         o the amount of secured debt entered into after the date of the indenture, other than secured debt permitted as listed in the preceding paragraph, plus

         o the aggregate value of sale and leaseback transactions entered into after the date of the indenture, other than sale and leaseback transactions permitted under the second bullet point under "Restrictions on sale and leaseback transactions,"

does not exceed 5% of our consolidated net tangible assets.

         For purposes of the indenture, our "restricted subsidiaries" are those corporations in which we own voting securities entitling us to elect a majority of the directors and which are either designated as restricted subsidiaries in accordance with the indenture or:

         o existed as such on the date of the indenture or is the successor to, or owns, any equity interest in, a corporation which so existed;

         o         has its principal business and assets in the United States;

         o the business is other than the obtaining of financing in capital markets outside the United States or the financing of the acquisition or disposition of real or personal property or dealing in real property for residential or office building purposes; and

         o does not have assets substantially all of which consist of securities of one or more corporations which are not restricted subsidiaries.

         Restrictions on sale and leaseback transactions. The indenture provides that we will not, and will not permit any restricted subsidiary to, enter into any sale or transfer of any principal facility which has been in operation, use or commercial production for more than 120 days prior to the sale or transfer, or which, in the case of a principal facility which is a parcel of real property other than a manufacturing plant, warehouse or office building, has been owned by us or one of our restricted subsidiaries for more than 120 days prior to the sale or transfer, if the sale or transfer is made with the intention of leasing, or as part of an arrangement involving the lease, of the principal facility to us or one of our restricted subsidiaries, except a lease for a period not exceeding 36 months or that secures or relates to obligations issued by the United States, or any state, in connection with the financing of the cost of construction or acquisition of the principal facility ("sale and leaseback transaction"), unless:

         o we or our restricted subsidiary would be entitled to incur secured debt permitted by the indenture only by reason of the provision described in the second paragraph under the sub-heading "Restrictions on the creation of secured debt" equal in amount to the value of the sale and leaseback transaction without equally and ratably securing the debt securities; or

         o we or our restricted subsidiary apply within one year, or commit to apply within one year, an amount equal to the net proceeds of the property sold pursuant to the sale and leaseback transaction to:

               -        the acquisition, construction or improvement of
                   properties which are or will be a principal facility, or

               -        the optional redemption of debt securities or to the
                   repayment of other superior indebtedness of us or of any restricted subsidiary.

For purposes of the indenture, "superior indebtedness" means any of our obligations, or the obligations of any of our restricted subsidiaries, which:

         o         when created, are payable at least one year later;

         o should be shown on our consolidated balance sheet in accordance with generally accepted accounting principles; and

         o are not subordinate and junior in right of payment to the prior payment of our debt securities.

         Instead of applying all or any part of the proceeds of a sale and leaseback transaction to the redemption of debt securities, we may deliver to the trustee, within one year of the transfer, debt securities for cancellation and thereby reduce the amount to be applied to the redemption of debt securities by an amount equivalent to the aggregate principal amount of the debt securities delivered. Debt securities so redeemed or delivered will not be used as credits against any mandatory sinking fund payments.

         Restrictions on transfers of principal facilities. The indenture provides that we will not, nor will we permit any restricted subsidiary to, transfer any principal facility to any of our subsidiaries which is not a restricted subsidiary unless we or it apply within one year, or commit to apply within one year, an amount equal to the fair value of the principal facility at the time of the transfer:

         o to the acquisition, construction, development or improvement of a principal facility or part of a principal facility; or

         o to the optional redemption of debt securities or to the repayment of our superior indebtedness or the superior indebtedness of any of our restricted subsidiaries.

         In lieu of applying all or any part of the amount to the redemption of securities, we may deliver to the trustee securities for cancellation and thereby reduce the amount to be applied to the redemption of securities by the principal amount of the securities so delivered. Securities so redeemed or delivered will not be used as credits against any mandatory sinking fund payments.

         Restrictions on mergers, consolidations and transfers of assets. The indenture provides that we will not consolidate or merge into or transfer or lease all or substantially all of our assets to another person unless;

         o in the case of a merger, we are the surviving corporation in the merger; or

         o the person into which we are merged or which acquires all or substantially all of our assets is a corporation organized under the laws of the United States, any state or the District of Columbia, and assumes all of our obligations relating to the securities and the indenture, and immediately after the transaction no default exists.

         Upon any the consolidation, merger or transfer, the successor corporation will be substituted for us under the indenture. The successor corporation may then exercise all of our powers and rights under the indenture, and we will be released from all of our liabilities and obligations in respect of the securities and the indenture. In the event we lease all or substantially all of our assets, the lessee corporation will be our successor and may exercise all of our powers and rights under the indenture but we will not be released from our obligations to pay the principal of and interest on the securities.

Events of default

         Unless otherwise specified in the applicable prospectus supplement, an "event of default" with respect to the debt securities of any series is defined in the indenture as being:

         o default in payment of any interest on, or any additional amounts payable with respect to any interest on, any of the debt securities of that series or any coupon relating to the debt securities when due, and continuance of the default for a period of 30 days;

         o default in payment of any principal of or premium, if any, on, or any additional amounts payable with respect to any principal of or premium, if any, on, any of the debt securities of that series when due, whether at maturity, upon redemption, upon repayment or repurchase at the option of the holder or otherwise;

         o default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any of the debt securities of that series;

         o default by us in the performance, or breach, of any other covenant or warranty in the indenture or in any debt security of that series, other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than that series, and continuance of that default or breach, without that default or breach having been cured or waived, for a period of 60 days after the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding give notice to us, or in the case of notice by the holders, to us and the trustee, specifying the default or breach;

         o our failure to make any payment when due, including any applicable grace period, relating to our indebtedness which is in an amount in excess of $50,000,000, or our default with respect to any of our indebtedness that results in acceleration of indebtedness which is in an amount in excess of $50,000,000;

         o specified events of bankruptcy, insolvency or reorganization with respect to us or any of our restricted subsidiaries; or

         o any other event of default established for the debt securities of that series.

         No event of default with respect to any particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities. The indenture provides that, within 90 days after the occurrence of any default with respect to the debt securities of any series, the trustee will mail to all holders of the debt securities of that series notice of that default, unless that default has been cured or waived. However, the indenture provides that the trustee may withhold notice of a default with respect to the debt securities of that series, except a default in payment of principal, premium, if any, interest, if any, additional amounts, if any, or sinking fund payments, if any, if the trustee considers it in the best interest of the holders to do so. In the case of a default in the performance or the breach of any covenant or warranty in the indenture with respect to debt securities or that series, no notice will be given until at least 30 days after the occurrence of the default or breach. As used in this paragraph, the term "default" means any event which is, or after notice or lapse of time or both would become, an event of default with respect to the debt securities of any series.

         The indenture provides that if an event of default, other than an event of default relating to events of bankruptcy, insolvency or reorganization with respect to any series of debt securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, the lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. The indenture also provides that if an event of default relating to events of bankruptcy, insolvency or reorganization with respect to any series of debt securities occurs, the principal of, or if debt securities of that series are original issue discount securities, the lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other action on the part of the trustee or any holder of the debt securities of that series. However, upon specified conditions, the holders of a majority in principal amount of the debt securities of a series then outstanding may rescind and annul an acceleration of the debt securities of that series and its consequences.

         Subject to the provisions of the Trust Indenture Act requiring the trustee, during the continuance of an event of default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the trustee reasonable indemnity.

Subject to this requirement, holders of a majority in principal amount of the outstanding debt securities of any series issued under the indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to that series. The indenture requires the annual filing by us with the trustee of a certificate which states whether we are in default under the terms of the indenture.

         Notwithstanding any other provision of the indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and to institute suit for the enforcement of those payments, and this right will not be impaired without the consent of the holder.

Modification and waivers

         The indenture permits us and the trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the indenture and affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of that series under the indenture. However, no modification or amendment may, without the consent of the holder of each outstanding debt security issued under the indenture affected by the modification or amendment, among other things:

         o change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on or any additional amounts, if any, with respect to any debt securities issued under the indenture;

         o reduce the principal of or any premium on any debt securities or reduce the rate of interest on or the redemption or repurchase price of any debt security, or any additional amounts with respect to any debt securities, or change our obligation to pay additional amounts;

         o reduce the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity of the debt security;

         o adversely affect any right of repayment or repurchase at the option of any holder;

         o change any place where or the currency in which the principal of, any premium or interest on, or any additional amounts with respect to, any debt securities are payable;

         o impair the holder's right to institute suit to enforce the payment of any debt securities on or after their stated maturity or, in the case of redemption, on or after the redemption date; or

         o reduce the percentage of debt securities of any series issued under the indenture whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of the indenture or specified defaults under the indenture and their consequences.

         The indenture also contains provisions permitting us and the trustee, without the consent of the holders of any debt securities issued under the indenture, to modify or amend the indenture, among other things:

         o to evidence the succession of another person to us under the indenture and the assumption of our obligations contained in the indenture and the debt securities;

         o to add to our covenants for the benefit of the holders of all or any series of debt securities issued under the indenture or to surrender any right or power conferred upon us in the indenture with respect to all or any series of debt securities issued under the indenture;

         o to add to or change any provisions of the indenture to facilitate the issuance of bearer securities;

         o to establish the form or terms of debt securities of any series and any related coupons, including, deletions from or additions or changes to the indenture in connection with the modification or amendment, so long as those deletions, additions and changes are not applicable to any other series of debt securities then outstanding;

         o to cure any ambiguity or correct or supplement any provision in the indenture which may be defective or inconsistent with other provisions in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture which will not adversely affect the interests of the holders of the debt securities of any series then outstanding;

         o to add any additional events of default with respect to all or any series of debt securities; or

         o to amend or supplement any provision contained in the indenture, provided that the amendment or supplement does not apply to any outstanding debt securities issued before the date of the amendment or supplement that is entitled to the benefits of that provision.

         The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with some of the restrictive provisions of the indenture, which may include covenants, if any, which are specified in the applicable prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on debt securities of that series or a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

Discharge, defeasance and covenant defeasance

         Unless otherwise provided in the applicable prospectus supplement, upon our direction, the indenture will cease to be of further effect with respect to any series of debt securities issued under the indenture specified by us, subject to the survival of specified provisions of the indenture, when:

         o         either

              -         all outstanding debt securities of that series and, in
                   the case of bearer securities, all related coupons, have been delivered to the trustee for cancellation, subject to exceptions, or

              -         all debt securities of that series and, if applicable,
                   any related coupons have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we have deposited with the trustee, in trust, funds in United States dollars, in the foreign currency in which the debt securities of that series are payable, or direct or indirect obligations of the United States or the government which issued the applicable foreign currency ("government obligations") in an amount sufficient to pay the entire indebtedness on the debt securities of that series in respect of principal, premium, if any, and interest, if any, and, to the extent that the debt securities of that series provide for the payment of additional amounts and the amount of any additional amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our sole discretion, those additional amounts, to the date of the deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

         o we have paid all other sums payable under the indenture with respect to the debt securities of that series; and

         o the trustee has received an officers' certificate and an opinion of counsel called for by the indenture.

         If the debt securities of any series provide for the payment of additional amounts, we will remain obligated, following the deposit described above, to pay additional amounts on those debt securities to the extent that they exceed the amount deposited in respect of those additional amounts as described above.

         Unless otherwise provided in the applicable prospectus supplement, we may elect with respect to any series of debt securities either

         o to defease and be discharged from all of our obligations with respect to that series of debt securities ("defeasance"), except for, among other things,

              -         the obligation to pay additional amounts with respect to
                   payments on that series of debt securities to the extent that those additional amounts exceed the amount deposited in respect of those amounts as provided below,

              -         the obligation to register the transfer or exchange of
                   those debt securities,

              -         the obligation to replace temporary or mutilated,
                   destroyed, lost or stolen debt securities,

              -         the obligation to maintain an office or agency in
                   respect of that series of debt securities,

              -         the obligation to hold moneys for payment in trust, and

              -         the obligation, if applicable, to repurchase or repay
                   debt securities of that series at the option of the holders in accordance with their terms, or

         o to be released from our obligations with respect to the debt securities of the series under specified covenants in the indenture including those described under the heading "Restrict Covenants" and, if applicable, other covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to that series of debt securities ("covenant defeasance"), in either case upon the irrevocable deposit with the trustee, or other qualifying trustee, in trust for that purpose, of an amount in United States dollars or in the foreign currency in which those debt securities are payable at stated maturity or, if applicable, upon redemption, and/or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and any interest on, and, to the extent that the debt securities of that series provide for the payment of additional amounts and the amount of the additional amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our sole discretion, the additional amounts with respect to, that series of debt securities, and any mandatory sinking fund or analogous payments on that series of debt securities, on the due dates for those payments.

The defeasance or covenant defeasance described above will only be effective if, among other things:

         o it will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or are bound;

         o in the case of defeasance, we will have delivered to the trustee an opinion of independent counsel confirming that

              -         we have received from or there has been published by the
                   Internal Revenue Service a ruling, or

              -         since the date of the indenture there has been a change
                   in applicable federal income tax law,

              in either case to the effect that, and based on this ruling or change the opinion of counsel will confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

         o in the case of covenant defeasance, we will have delivered to the trustee an opinion of independent counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

         o if the cash and/or government obligations deposited are sufficient to pay the principal of, and premium, if any, and interest and additional amounts, if any, with respect to the debt securities of that series provided those debt securities are redeemed on a particular redemption date, we will have given the trustee irrevocable instructions to redeem those debt securities on that date; and

         o no event of default or event which with notice or lapse of time or both would become an event of default with respect to debt securities of that series will have occurred and be continuing on the date of the deposit into trust; and, solely in the case of defeasance, no event of default arising from specified events of bankruptcy, insolvency or reorganization with respect to us or any restricted subsidiary or event which with notice or lapse of time or both would become an event of default will have occurred and be continuing during the period through and including the 91st day after the date of the deposit into trust.

         Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series,

         o the holder of a debt security of that series is entitled to, and does, elect under the indenture or the terms of that debt security to receive payment in a currency other than the currency in which the deposit has been made, or

         o a conversion event, as defined below, occurs in respect of the foreign currency in which the deposit has been made,

the indebtedness represented by that debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of and premium, if any, and interest, if any, on that debt security as it becomes due out of the proceeds yielded by converting the amount deposited in respect of that debt security into the currency in which that debt security becomes payable as a result of the election or conversion event based on, in the case of payments made under the first bullet above, the applicable market exchange rate for the foreign currency in effect on the second business day before the payment date, or, with respect to a conversion event, the applicable market exchange rate for the foreign currency in effect, as nearly as feasible, at the time of the conversion event.

         For purposes of the indenture, a "conversion event" is the cessation of the use of a foreign currency both by the government of the country or the confederation which issued the foreign currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, or any currency unit or composite currency for the purposes for which it was established.

         In the event we effect covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to the covenants as to which covenant defeasance has been effected, which would no longer be applicable to the debt securities of that series after covenant defeasance, the amount of monies and/or government obligations deposited with the trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that event of default. However, we would remain liable to make payment of those amounts due at the time of acceleration.

         The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Regarding the trustee

         We and our subsidiaries may maintain deposit accounts and conduct other banking transactions with the trustee or its affiliates in the ordinary course of business, and the trustee and its affiliates may from time to time in the future provide us with banking and financial services in the ordinary course of their business.

                              PLAN OF DISTRIBUTION

         The company may sell securities through underwriters or agents or directly to other purchasers, including broker-dealers as principals. The prospectus supplement with respect to the securities sets forth the terms of the offering of the securities, including the name or names of any underwriters and the respective amount of the securities underwritten, the names of any agents involved in the offer or sale of the securities, the purchase price of the securities and the proceeds to the company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any commissions payable to agents, any initial public offering price, and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         If the securities are sold through underwriters, they will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either (i) through underwriting syndicates or (ii) directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of securities are named in the prospectus supplement relating to such offering, and if an underwriting syndicate is used, the managing underwriter or underwriters are set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the securities if any are purchased.

          If broker-dealers are used in the sale, the company will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale.

          The securities may be sold directly by the company or through agents designated by the company from time to time. Unless otherwise indicated in the prospectus supplement, any such agent is acting on a best efforts basis for the period of its appointment. As one of the means of direct issuance of the securities, the company may, through an agent, conduct an electronic "dutch auction" of the securities among potential purchasers who are eligible to participate in such auction, as more fully described in the prospectus supplement.

          In the event that the securities are not listed on a national securities exchange, certain broker-dealers may make a market in the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker- dealer will make a market in the securities or as to the liquidity of the trading market for the securities, whether or not the securities are listed on a national securities exchange. The prospectus supplement with respect to the securities will state, if known, whether or not any broker-dealer intends to make a market in such securities. If no such determination has been made, the prospectus supplement will so state.

          If so indicated in the prospectus supplement, the company will authorize agents, underwriters or broker-dealers to solicit offers from certain types of institutions to purchase securities from the company at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.

          Agents, underwriters and broker-dealers may be entitled under agreements entered into with the company to indemnification by the company against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents, underwriters or broker-dealers may be required to make in respect thereof. Agents, underwriters and broker-dealers may be customers of, engage in transactions with, or perform services for the company in the ordinary course of business.

--------------------------------------------------------------------------------

                                  LEGAL MATTERS

         The validity of the debt securities issued hereunder will be passed upon for us by our Senior Vice President and General Counsel, Thomas J. Sabatino, Jr. Mr. Sabatino owns shares of, and options on, our common stock, both directly and as a participant in various stock and employee benefit plans. See our proxy statement for details.

--------------------------------------------------------------------------------

                             INDEPENDENT ACCOUNTANTS

         The financial statements of Baxter International Inc. incorporated in this prospectus by reference to Baxter's Annual Report on Form 10-K for the year ended December 31, 2001, have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report appearing therein.

--------------------------------------------------------------------------------

                                   PROSPECTUS

                                 $1,000,000,000

                                     [LOGO]

                            Baxter International Inc.

                                 Debt Securities

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distributions.*

 Securities and Exchange Commission registration fee..  $ 92,000

 Accounting fees......................................     5,000

 Legal fees and expenses..............................     5,000

 Miscellaneous........................................     3,000
                                                        --------
         Total........................................  $105,000
                                                        ========

* All amounts are estimated except for the Securities and Exchange Commission registration fee.

Item 15. Indemnification of Directors and Officers.

         The registrant, a Delaware corporation, is empowered by section 145 of the Delaware General Corporation Law, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in the defense of any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director or officer of the registrant. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Restated Certificate of Incorporation of the registrant provides that the registrant shall indemnify its directors and officers substantially to the fullest extent permitted by the Delaware General Corporation Law.

         The registrant is also empowered by section 102(b) of the Delaware General Corporation Law to include a provision in its certificate of incorporation to limit a director's liability to the registrant or its stockholders for monetary damages for breaches of fiduciary duty as a director. Article Eighth of the Restated Certificate of Incorporation states that directors of the registrant shall not be liable for monetary damages for breach of fiduciary duty "to the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended." Under currently applicable Delaware law then, directors will remain liable for damages for (i) a breach of their duty of loyalty to the registrant and its stockholders; (ii) their failure to act in good faith; (iii) their intentional misconduct or knowing violation of law; (iv) improper dividend payments, stock repurchases or redemptions; and (v) any transaction from which the director derived an improper personal benefit.

         Policies of insurance are maintained by the registrant under which the directors and officers of the registrant are insured, within the limits and subject to the limitations of the polices, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers which could include liabilities under the Securities Act of 1933 or the Securities Exchange Act of 1934.

         The registrant has entered into indemnification agreements with its officers and directors, which its stockholders have approved or ratified. These agreements provide for full indemnification, including indemnification for judgments or settlements against an officer or director in favor of the registrant, with certain exceptions. This indemnity could apply to liabilities under the Securities Act of 1933 in certain circumstances.

         The proposed form of Underwriting Agreement, to be filed as Exhibit 1.1 to this registration statement provides for indemnification of directors and officers of the registrant by the underwriters against certain liabilities. Similar indemnification provisions were contained in the underwriting agreements executed in connection with prior offerings and sales of securities by the registrant.

Item 16. Exhibits.

         Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by the Registrant with the Securities and Exchange Commission, as indicated. All other documents are filed with this Registration Statement.

          Number            Description
          ------            -----------

          4.1 Indenture dated as of February 14, 2002 by and among the Company and Bank One Trust Company, N.A. as trustee.

          4.2* Form of Debenture with optional sinking fund and redemption provisions, filed as Exhibit 4.2 to the Company's registration statement on Form S-3 (No. 33-1665) (the "Prior S-3").

          4.3*  Form of Note with optional redemption provisions, filed as
                Exhibit 4.3 to the Prior S-3.

          4.4* Form of Deep Discount Note or Debenture, filed as Exhibit 4.4 to the Prior S-3.

          4.5* Form of Zero Coupon Note of Debenture, filed as Exhibit 4.5 to the Prior S-3.

          4.6*  Form of Extendible Note, filed as Exhibit 4.6 to the Prior S-3.

          4.7*  Form of Floating Rate Note, filed as Exhibit 4.7 to the Prior
                S-3.

          4.8*  Form of Medium-Term Note, filed as Exhibit 4.9 to the Prior S-3.

          5 Opinion of Thomas J. Sabatino, Jr., Senior Vice President and General Counsel of Registrant.

         23.1   Consent of PricewaterhouseCoopers LLP.

         23.2   Consent of Thomas J. Sabatino, Jr. (included in Exh. 5).

         24 Powers of Attorney (contained in the signature page to this Registration Statement).

          25 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank One Trust Company, N.A. as trustee under the Indenture.


Item 17.  Undertakings.

The Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933:

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of the registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424 or 497 under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement or amendment thereto on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, as of March 29, 2002.

BAXTER INTERNATIONAL INC.

By: /s/ Harry M. Jansen Kraemer, Jr.
    ---------------------------------
   Name: Harry M. Jansen Kraemer, Jr.
   Title Chief Executive Officer

         KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harry M. Jansen Kraemer, Jr. and Thomas J. Sabatino, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any filings under Rule 462 promulgated under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement amendment has been signed below by the following persons in the capacities indicated as of March 29, 2002.


         Signature                       Title
         ---------                       -----

/s/ Harry M. Jansen Kraemer, Jr.    Chairman of the Board of Directors and Chief
--------------------------------    Executive Officer
 Harry M. Jansen Kraemer, Jr.       (principal executive officer)


/s/ Brian P. Anderson               Senior Vice President and Chief Financial
---------------------               Officer (principal financial officer and
 Brian P. Anderson                  principal accounting officer)


/s/ Walter E. Boomer                Director
--------------------
 Walter E. Boomer


/s/ Pei-yuan Chia                   Director
-----------------
 Pei-yuan Chia

/s/ John W. Colloton                Director
--------------------
John W. Colloton


/s/ Susan Crown                     Director
---------------
 Susan Crown


/s/ Brian D. Finn                   Director
-----------------
 Brian D. Finn


/s/ Gail D. Fosler                  Director
------------------
Gail D. Fosler


/s/ Martha R. Ingram                Director
--------------------
Martha R. Ingram


/s/ Thomas T. Stallkamp             Director
-----------------------
Thomas T. Stallkamp


/s/ Monroe E. Trout                 Director
-------------------
Monroe E. Trout, M.D.


/s/ Fred L. Turner                  Director
------------------
Fred L. Turner

                                  EXHIBIT INDEX
                            TO REGISTRATION STATEMENT
                                   ON FORM S-3

                            BAXTER INTERNATIONAL INC.


Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by the Registrant with the Securities and Exchange Commission, as indicated. All other documents are filed by this amendment to the Registration Statement.

Number           Description
------           -----------

 4.1 Indenture dated as of February 14, 2002 by and among the Company and Bank One Trust Company, N.A. as trustee.

 4.2* Form of Debenture with optional sinking fund and redemption provisions, filed as Exhibit 4.2 to the Company's registration statement on Form S-3 (No. 33-1665) (the "Prior S-3").

 4.3* Form of Note with optional redemption provisions, filed as Exhibit 4.3 to the Prior S-3.

 4.4* Form of Deep Discount Note or Debenture, filed as Exhibit 4.4 to the Prior S-3.

 4.5* Form of Zero Coupon Note of Debenture, filed as Exhibit 4.5 to the Prior S-3.

 4.6*   Form of Extendible Note, filed as Exhibit 4.6 to the Prior S-3.

 4.7*   Form of Floating Rate Note, filed as Exhibit 4.7 to the Prior S-3.

 4.8*   Form of Medium-Term Note, filed as Exhibit 4.9 to the Prior S-3.

 5 Opinion of Thomas J. Sabatino, Jr., Senior Vice President and General Counsel of Registrant.

23.1    Consent of PricewaterhouseCoopers LLP.

23.2    Consent of Thomas J. Sabatino, Jr. (included in Exhibit 5).

24* Powers of Attorney (contained in the signature page to this Registration Statement).

25 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank One Trust Company, N.A. as trustee under the Indenture.